UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2008
EDDIE BAUER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33070 (Commission File Number)	42-1672352 (IRS Employer Identification No.)
10401 NE 8TH STREET, SUITE 500
BELLEVUE, WA 98004
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 755-6544
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 30, 2008, Eddie Bauer Holdings, Inc. and its subsidiary, Eddie Bauer, Inc. (collectively the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing certain strategic realignments within the Company and a reduction in workforce as part of a previously announced plan to remove $25-30 million in costs from the organization.
     Also on January 30, 2008, the Company issued a press release, attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the appointment of Tony Krohn as Divisional Vice President of Research, Design, and Development for Outerwear, Activewear and Gear, and Joe Moji as Divisional Vice President of Financial Planning and Analysis. Mr. Krohn received an inducement grant to join the Company of 6,375 stock options, exercisable at $5.64 per option and vesting pro rata over four years, and 5,643 restricted stock units, vesting after four years of service. Mr. Moji received an inducement grant to join the Company of 6,375 stock options, exercisable at $5.64 per option, and vesting pro rata over four years, and 2,125 restricted stock units, vesting after four years of service. These awards constitute inducement awards under NASDAQ Marketplace Rule 4350 (i).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 30, 2008

99.2	Press Release dated January 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)
Dated: January 30, 2008	By:	/s/ Freya R. Brier
Freya R. Brier
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 30, 2008

99.2	Press Release dated January 30, 2008